UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHURCHILL DOWNS INCORPORATED

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mediant P.O. BOX 8016, CARY, NC 27512-9903

Churchill Downs Incorporated

Annual Meeting of Shareholders

Tuesday, April 22, 2025 9:00 AM, Eastern Time

Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/CHDN for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CHDN

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/CHDN

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 11, 2025.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held On April 22, 2025 For Shareholders of record as of March 3, 2025

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/CHDN

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
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Churchill Downs Incorporated Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL

1.	Election of Class II Directors

1.01 R. Alex Rankin

1.02 Andréa Carter

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

3.	To approve the Churchill Downs Incorporated 2025 Omnibus Stock and Incentive Plan.

4.	To approve, on a non-binding advisory basis, the Company’s executive compensation as disclosed in the proxy statement.